Exhibit 99.3

ASSET PURCHASE AGREEMENT

by and among

divine, inc.

and

Certain Domestic Subsidiaries Listed on the Signature Pages Hereto

as Sellers

and

Saratoga DMS LLC

as Purchaser

dated as of

May 6, 2003

i

ii

iii

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”), dated as of May 6, 2003 (the “Execution Date”), is entered into by and among divine, inc., a Delaware corporation (“Parent”) and certain of its domestic subsidiaries set forth on the signature pages hereto (“Subsidiaries” and together with Parent, the “Sellers”) and Saratoga DMS LLC, a Delaware limited liability company (the “Purchaser”).

W I T N E S S E T H

WHEREAS, the Sellers own assets set forth on Exhibit A attached hereto (the “Transferred Assets”);

WHEREAS, each Seller is a debtor and a debtor in possession in a case (the “Bankruptcy Case”) filed in the United States Bankruptcy Court for the District of Massachusetts, Eastern Division (the “Bankruptcy Court”) under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”) on February 25, 2003 (the “Petition Date”).

WHEREAS, upon the terms and subject to the conditions set forth herein, the Sellers desire to transfer, sell, convey, assign and deliver to the Purchaser, and the Purchaser desires to acquire from Sellers, the Transferred Assets of the Sellers, in accordance with the terms and subject to the conditions of this Agreement (the “Proposed Transaction”); and

WHEREAS, the parties desire to consummate the Proposed Transaction, including the sale of the Transferred Assets to the Purchaser pursuant to Sections 363(b), (f) and (m) of the Bankruptcy Code, free and clear of all Liens except Permitted Exceptions, as promptly as practicable after the Bankruptcy Court enters an order approving the Proposed Transaction (the “Sale Approval Order”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1                 Definitions.  The following terms, as used in this Agreement, shall have the following meanings:

“Acquisition Documents” shall mean, collectively, this Agreement, the Assignment of Patents, the Bill of Sale, the Escrow Agreement and all agreements, instruments, certificates and other documents executed and delivered in connection herewith or contemplated hereby.

“Action” shall mean any claim, dispute, demand, cause of action or action asserted in any arbitration, litigation, adversary proceeding, mediation, suit, investigation or other proceeding and any appeal therefrom.

“Affiliate” shall mean, with respect to any Person, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  As used in this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct the management policies of such Person, whether through the voting power of outstanding securities, by contract or otherwise.

“Agreement” shall mean this Asset Purchase Agreement and shall include all of the Schedules and Exhibits attached hereto.

“Approval” shall mean any approval, authorization, consent, license, franchise, order or permit of or by, notice to, or filing or registration with, a Person.

“Assets” shall mean both the Transferred Assets and the Excluded Assets.

“Assignment of Patents” shall mean the Assignment of Patents, substantially in the form attached hereto as Exhibit B.

“Bankruptcy Case” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Bankruptcy Code” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Bankruptcy Court” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Bankruptcy Court Orders” shall mean the Sale Procedures Order and the Sale Approval Order.

“Bill of Sale” shall mean the bill of sale transferring to the Purchaser the Transferred Assets, substantially in the form attached hereto as Exhibit C.

“Books and Records” shall mean originals or copies of all books, financial and other records and information which has been reduced to written, recorded or encoded form, in each case to the extent related to the Transferred Assets.

“Business Day” shall mean a day that is not a Saturday, a Sunday or a day on which banks in the State of Illinois are required or authorized to close for regular banking business.

“Claims” shall mean all claims, causes of action, choses in action, rights of recovery and rights of set-off of whatever kind or description against any person or entity.

“Closing” shall mean the consummation of the transactions contemplated by this Agreement.

“Closing Date” shall mean (i) the later of (A) the Business Day that is three (3) Business Days after the date that all the conditions to Closing described in Article IX and Article X hereof have been fully satisfied or waived by the appropriate party or parties or (B) the Business Day that is ten (10) Business Days after the Auction (as defined in the Sale Procedures Order) or (ii) such other date as the Purchaser and the Sellers may mutually agree upon.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Committee” shall mean the Official Committee of Unsecured Creditors in the Bankruptcy Case.

“Drop Dead Date” shall have the meaning ascribed to such term in Section 12.1(e) hereof.

“Effective Time” shall mean 12:01 a.m. on the Closing Date.

“Escrow Account” shall have the meaning set forth in Section 2.3 below.

“Escrow Agent” means U.S. Bank, N.A.

“Escrow Agreement” shall mean the Escrow Agreement, dated as of the date hereof, entered into by and among the Purchaser, Parent and Escrow Agent.

“Excluded Assets” shall have the meaning ascribed to such term in Section 2.2 hereof.

“Execution Date” shall have the meaning ascribed to such term in the preamble to this Agreement.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authority” shall mean any foreign, federal, state, local or other governmental, administrative or regulatory authority, body, agency, court, tribunal or similar entity including any arbitrator or arbitration panel, including, without limitation, the Bankruptcy Court.

 “Illinois Court” shall have the meaning ascribed to such term in Section 13.7(c) hereof.

“knowledge” means (i) with respect to Sellers, the actual knowledge, without independent investigation, of each of the executive officers of Sellers, and (ii) with respect to the Purchaser, the actual knowledge, without independent investigation, of each officer of Purchaser.

“Law” shall mean any law, statute, rule, regulation, ordinance, standard, requirement, administrative ruling, order or process promulgated by any Governmental Authority as in effect from time to time (including, without limitation, any zoning or land use law or ordinance, building code, Environmental Law, securities, blue sky, civil rights or occupational health and safety law or regulation and any court, administrative agency or arbitrator’s order or process).

“Liability” shall mean any debt, liability, commitment and guaranty, warranty or obligation of any kind, character or nature whatsoever, whether known or unknown, secured or unsecured, accrued, fixed, absolute, potential, contingent or otherwise, and whether due or to become due.

“Lien” shall have the meaning assigned to such term under Section 101(37) of the Bankruptcy Code.

“Material Adverse Change” shall mean a material adverse change in (i) the Transferred Assets, (ii) the properties, business, results of operations or condition of the Sellers, (iii) the ability of the Sellers to consummate the Proposed Transaction contemplated by this Agreement or (iv) the ability of the Purchaser or the Purchaser’s Affiliates to operate the Transferred Assets of the Sellers (other than the Excluded Assets) after the Closing Date in substantially the same manner as they were operated prior to the occurrence of a Material Adverse Change of the type described in clauses (i) and (ii) above; provided, however, that any material adverse change resulting from (a) changes in the technology industry generally (which changes do not affect the Transferred Assets disproportionately), (b) changes in the economy generally in the United States, Canada, Europe or Asia (which changes do not affect the Transferred Assets disproportionately), or (c) changes directly caused by the transactions contemplated by this Agreement, shall not constitute a Material Adverse Change.

“Parent” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Permitted Exceptions” means imperfections of title, restrictions or encumbrances, if any, that (a) do not materially impair the use and operation of the Transferred Assets as currently conducted or (b) are caused solely by the Purchaser.

“Person” shall mean any individual, general or limited partnership, corporation, limited liability company, association, business trust, joint venture, Governmental Authority, business entity or other entity of any kind or nature.

“Petition Date” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Proposed Transaction” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Purchase Price” shall have the meaning ascribed to such term in Section 2.3 hereof.

“Purchaser” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Representative” shall mean, with respect to a Person, any employee, officer, director, stockholder, partner, accountant, attorney, investment banker, broker, finder, investor, subcontractor, consultant or other authorized agent or representative of such Person.

“Sale Approval Order” shall have the meaning ascribed to such term in the recitals to this Agreement.  The Sale Approval Order shall be substantially similar in form and substance to the sale approval order attached hereto as Exhibit D.

“Sale Procedures Motion” shall mean the Sellers’ motion filed with the Bankruptcy Court seeking entry of the Sale Procedures Order.

“Sale Procedures Order” shall mean the order of the Bankruptcy Court entered on March 20, 2003 with respect to approving the break-up fee and over bidding procedures, as amended by the order of the Bankruptcy Court entered on April 16, 2003.

“Schedules” means the schedules annexed hereto and made a part hereof.

“Sellers” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Tax” shall mean any federal, state, province, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” shall mean any return, report, declaration, claim for refund, estimate, election, or information statement or return relating to any Tax, including any schedule or attachment thereto, and any amendment thereof.

“Transfer” shall mean any sale, transfer, conveyance, assignment, delivery or other disposition, and “Transfer” or “Transferred,” used as a verb, shall each have a correlative meaning.

“Transferred Assets” shall have the meaning ascribed to such term in the recitals to this Agreement.

SECTION 1.2                 Additional Definitions.  In addition to the foregoing defined terms, other capitalized terms appearing in this Agreement shall have the respective meanings ascribed to such terms where they first appear in the text of this Agreement.

SECTION 1.3                 Headings.  The headings contained in this Agreement are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

SECTION 1.4                 Schedules.  Unless the context otherwise requires, all capitalized terms used in the Schedules shall have the respective meanings assigned in this

Agreement.  No reference to or disclosure of any item or other matter in the Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Schedules.  No disclosure in the Schedules relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.  Any information, item or other disclosure set forth in any Schedule shall be deemed to have been set forth in all other applicable Schedules if the relevance of such disclosure to such other Schedules is reasonably apparent from the facts specified in such disclosure.

SECTION 1.5                 References to Articles, Etc.  All references herein to Articles, Sections, Exhibits and Schedules shall be to Articles and Sections of and Exhibits and Schedules to this Agreement.

SECTION 1.6                 References to “Herein,” Etc.  As used in this Agreement, the words “herein,” “hereof,” “hereby” and “hereunder” shall refer to this Agreement as a whole, and not to any particular section, provision or subdivision of this Agreement.

ARTICLE II

PURCHASE AND SALE OF THE ASSETS;
PURCHASE PRICE

SECTION 2.1                 Purchase and Sale of the Assets.  At and as of the Effective Time, the Sellers shall Transfer to the Purchaser, and the Purchaser shall purchase and accept from the Sellers, free and clear of all Liens to the maximum extent provided in the Sale Approval Order, all of the Sellers’ right, title and interest in and to the Transferred Assets.

SECTION 2.2                 Excluded Assets.  Notwithstanding anything to the contrary contained herein, including in Section 2.1 above, the Sellers shall retain all of their right, title and interest in and to, and shall not Transfer to the Purchaser any assets of the Sellers other than the Transferred Assets (collectively, the “Excluded Assets”).

SECTION 2.3                 Purchase Price.  In consideration for the Transferred Assets, the Purchaser shall deposit in cash on the date hereof, Five Hundred and Ninety Thousand Dollars ($590,000) (the “Purchase Price”) to an escrow account (the “Escrow Account”) established pursuant to the terms and conditions of the Escrow Agreement and such Purchase Price will be distributed to Sellers at Closing pursuant to the terms of the Escrow Agreement.  Upon termination of this Agreement for any reason other than as set forth in the following sentence, immediately following such termination, the Purchaser and Parent shall execute joint written instructions to the Escrow Agent instructing the Escrow Agent to return the Purchase Price to the Purchaser.  If this Agreement is terminated as a result of the Purchaser’s material breach of its obligations under this Agreement, and the Sellers are not in material breach of their obligations under this Agreement, immediately following such termination, the Purchaser and Parent shall execute joint written instructions to the Escrow Agent instructing the Escrow Agent to remit the Purchase Price to an account designated by the Sellers.  Sellers’ right to receive the Purchase Price under such circumstances shall be without prejudice to any rights the Sellers may have to be compensated in full for any damages which they may have suffered as a result of any breach of this Agreement by the Purchaser.  Simultaneously with the consummation of the Proposed Transaction contemplated hereby, the Purchaser and Parent shall execute joint written instructions to the Escrow Agent instructing the Escrow Agent to wire the Purchase Price to an account designated by the Sellers on the Closing Date.

ARTICLE III

THE CLOSING

SECTION 3.1                 Time and Place of Closing.  If all the conditions to Closing set forth in this Agreement have been satisfied or waived in writing prior to such date, the Closing shall take place at 10:00 a.m., Illinois time, on the Closing Date at the offices of Latham & Watkins Illinois LLC, 233 South Wacker Drive, Sears Tower Suite 5800, Chicago, Illinois 60606, or at such other time or place as may be mutually agreed upon by the parties hereto.  The Closing, the Transfer of the Transferred Assets, the effectiveness of the documents, agreements and certificates delivered in accordance with this Agreement, and the consummation of the transactions contemplated hereby shall be deemed to occur at the Effective Time.

SECTION 3.2                 Deliveries at Closing.

(a)   Deliveries by Purchaser.  At the Closing, the Purchaser shall deliver to the Sellers the following:

(i)            a certificate of an executive officer of the Purchaser to evidence compliance with the conditions set forth in Sections 10.1 through 10.2 hereof and any other certificates to evidence compliance with the conditions set forth in Article X hereof as may be reasonably requested by the Sellers or their counsel; and

(ii)           such other documents as Sellers’ counsel may reasonably request that are customary for a transaction of this nature and necessary to evidence or consummate the transactions contemplated by this Agreement.

(b)   Deliveries by the Sellers.  At the Closing, the Sellers (or their Affiliates, if applicable) shall deliver to the Purchaser the following:

(i)            the Assignment of Patents;

(ii)           the Bill of Sale;

(iii)          a certificate of an executive officer of each Seller to evidence compliance with the conditions set forth in Sections 9.1 through 9.2 hereof and any other certificates to evidence compliance with the conditions set forth in Article IX hereof as may be reasonably requested by the Purchaser or its counsel; and

(iv)          certain other documents in Sellers’ possession and control which evidence Sellers’ right, title or interest in the Transferred Assets as Seller or Sellers’ counsel may reasonably request.

(v)           such other documents as Purchaser’s counsel may reasonably request that are customary for a transaction of this nature and necessary to evidence or consummate the transactions contemplated by this Agreement.

SECTION 3.3                 Sales, Use and Other Taxes.  Any sales, use, purchase, transfer, stamp, or documentary stamp Taxes which may be payable by reason of the sale of the Transferred Assets under this Agreement for the transactions contemplated herein and any and all claims, charges, interest or penalties assessed, imposed or asserted in relation to any such Taxes, shall be the responsibility and obligation of and timely paid by the Purchaser, it being agreed that the Sellers shall use commercially reasonable best efforts to obtain a waiver of such Taxes to the extent permitted under the Bankruptcy Code.  In no event shall any party to this Agreement be responsible for the income taxes of any other party that arise as a consequence of the transactions consummated hereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

As an inducement to the Purchaser to enter into this Agreement, the Sellers, jointly and severally, represent and warrant as of the date hereof and as of the Closing Date as follows:

SECTION 4.1                 Organization.  Except as set forth on Schedule 4.1, each Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and except as affected by the pendency of the Bankruptcy Cases, has the requisite power and authority to own, operate and lease its properties and assets and to conduct its business as it is now being owned, operated, leased and conducted.

SECTION 4.2                 Power and Authority.  (i) Each Seller has the requisite corporate power and authority to execute and deliver this Agreement and the other Acquisition Documents to which it is a party and, subject to the entry of the Sale Approval Order by the Bankruptcy Court, perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby, (ii) the execution and delivery by each Seller of this Agreement and the other Acquisition Documents to which it is a party, the performance of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of each Seller and by the Bankruptcy Court, and (iii) subject to the entry of the Sale Approval Order by the Bankruptcy Court, this Agreement and each other Acquisition Document to which each Seller is a party will constitute, upon the mutual execution and delivery thereof, the legal, valid and binding obligation of each Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4.3                 No Violation.  Neither the execution and delivery by any Seller of this Agreement or any of the other Acquisition Documents to which it is a party, the performance by it of its obligations hereunder or thereunder, nor the consummation by it of the transactions contemplated hereby or thereby, will (i) contravene any provision of the certificate of incorporation and bylaws of any Seller; (ii) result in the creation or imposition of any Lien upon any of the properties or assets of any Seller, or (iii) violate, conflict with or require any Approval, other than entry of the Sale Approval Order by the Bankruptcy Court, under, any Law or any judgment, decree or order of any Governmental Authority to which any Seller is subject or by which it or any of its assets or properties are bound, except in the case of this clause (iii) any such violation which would not reasonably be expected to result in a Material Adverse Change.

SECTION 4.4                 Actions.  Except (i) as set forth on Schedule 4.4 and (ii) for Actions filed in the Bankruptcy Court with respect to the Bankruptcy Case, there is no Action pending or, to the knowledge of each Seller, threatened in writing, against any Seller (a) before any Governmental Authority relating to any Transferred Asset, or (b) that questions or challenges the validity of this Agreement or the other Acquisition Documents or any action taken or proposed to be taken by each Seller pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby, and, to Sellers’ knowledge, no condition exists which could reasonably be expected to lead to any such Actions, except in the case of clause (a) only, any such matter which would not reasonably be expected to result in a Material Adverse Change.

SECTION 4.5                 Compliance with Laws.  Except (i) as set forth on Schedule 4.5, (ii) as would not reasonably be expected to result in a Material Adverse Change, and (iii) as excused by the Bankruptcy Code or in connection with the Bankruptcy Cases, (a) no Seller is in violation of any Laws relating to the Transferred Assets, (b) no Seller has been notified in writing or has knowledge that it has been charged with or threatened in writing with, any charge concerning any violation of any provision of any Law relating to the Transferred Assets that has not already been resolved, and (c) no Seller is in violation of, or in default under, and no event has occurred which, with the lapse of time or the giving of notice, or both, would result in the violation of or default under, the terms of any judgment, decree, order, injunction or writ of any Governmental Authority relating to the Transferred Assets.

SECTION 4.6                 Title to Property.  Except as set forth on Schedule 4.6, Seller has, and at the Closing will transfer to the Purchaser, good and marketable title to, or a valid leasehold interest in, all of the Transferred Assets free and clear of all Liens (other than Permitted Exceptions).

SECTION 4.7                 Approvals.  Except (i) for Approval of the Bankruptcy Court and (ii) as set forth on Schedule 4.7, no material Approval of any Governmental Authority or other Person is required to be made, obtained or given by or with respect to any Seller in connection with the execution or delivery by each Seller of this Agreement and the other Acquisition Documents to which it is a party, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby, including without limitation the Transfer of the Transferred Assets to the Purchaser.

SECTION 4.8                 Broker’s or Finder’s Fees.  Except as set forth on Schedule 4.8, the Sellers have not authorized any Person to act as broker, finder, banker, consultant, intermediary or in any other similar capacity which would entitle such Person to any investment banking, brokerage, finder’s or similar fee in connection with the transactions contemplated by this Agreement or any of the other Acquisition Documents.

SECTION 4.9                 “AS IS” Transaction.  The Purchaser hereby acknowledges and agrees that, except as otherwise expressly provided in this Agreement, each Seller makes no representations or warranties whatsoever, express or implied, with respect to any matter relating to the Transferred Assets (including, without limitation, income to be derived or expenses to be incurred in connection with the Transferred Assets, the physical condition of any personal property comprising a part of the Transferred Assets, the environmental condition or other matter relating to the physical condition of any real property or improvements which are the subject of any assigned lease to be assumed by the Purchaser at the Closing, the zoning of any such real property or improvements, the value or transferability of the Transferred Assets (or any portion thereof), the merchantability or fitness of the Transferred Assets (or any portion thereof for any particular purpose, or any other matter or thing relating to the Transferred Assets or any portion thereof).  Without in any way limiting the foregoing, each Seller hereby disclaims any warranty (express or implied) of merchantability or fitness for any particular purpose as to any portion of the Transferred Assets.  The Purchaser further acknowledges that the Purchaser has conducted an independent inspection and investigation of the physical condition of the Transferred Assets, and all such other matters relating to or affecting the Transferred Assets, as the Purchaser deemed necessary or appropriate and that in proceeding with its acquisition of the Transferred Assets, the Purchaser is doing so based solely upon such independent inspections and investigations, but subject to the satisfaction or waiver of the closing conditions specified herein.  Accordingly, if the Closing occurs, the Purchaser will accept the Transferred Assets at the Closing at or after the Closing “AS IS,” “WHERE IS,” and “WITH ALL FAULTS.”

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As an inducement to each Seller to enter into this Agreement, Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date as follows:

SECTION 5.1                 Organization and Good Standing.  Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite company power and authority to own, operate and lease its properties and assets and to conduct its business as they are now being owned, operated, leased and conducted.  Purchaser is duly qualified or licensed to do business as a foreign company and is in good standing in every jurisdiction where such qualification is material to the Business.

SECTION 5.2                 Power and Authority.  The Purchaser has the requisite company power and authority to execute and deliver this Agreement and the other Acquisition Documents, perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby.  The execution and delivery by the Purchaser of this Agreement and the other Acquisition Documents to which it is a party, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of the Purchaser.  This Agreement and each other Acquisition Document to which the Purchaser is a party will constitute upon the mutual execution and delivery thereof the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

SECTION 5.3                 No Violation.  Neither the execution and delivery by the Purchaser of this Agreement or any of the other Acquisition Documents to which it is a party, the performance by it of its obligations hereunder or thereunder, nor the consummation by it of the transactions contemplated hereby or thereby, will (i) contravene any provision of the certificate of incorporation and bylaws of the Purchaser; (ii) result in the creation or imposition of any Lien upon any of the properties or assets of the Purchaser, or (iii) violate, conflict with or require any Approval, other than Approval by the Bankruptcy Court, under, any Law or any judgment, decree or order of any Governmental Authority to which the Purchaser is subject or by which it or any of its assets or properties are bound, except in the case of this clause (iii) any such violation which would not reasonably be expected to result in a Material Adverse Change.

SECTION 5.4                 Approvals.  Except as set forth on Schedule 5.4 and other than Approval by the Bankruptcy Court, no Approval of any Governmental Authority or other Person is required to be made, obtained or given by or with respect to the Purchaser in connection with the execution or delivery by it of this Agreement and the other Acquisition Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby, except for any such Approval which could not adversely impact the Purchaser’s ability to perform its obligations under this Agreement.

SECTION 5.5                 Solvency; Availability of Funds.

(a)   As of the Closing and immediately after consummating the Proposed Transaction and the other transactions contemplated by the Acquisition Documents, the Purchaser will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair value of its assets will be less than the amount required to pay its probable Liability on its debts as they become absolute and matured), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred or plan to incur debts beyond its ability to repay such debts as they become absolute and matured.

(b)   The Purchaser has cash available on hand, permitted borrowing capacity under existing facilities or firm financing commitments that together are sufficient funds to enable it to deposit the Purchase Price in full on the date hereof and consummate the transactions contemplated under the Acquisition Documents.

SECTION 5.6                 Affiliated and Associated Persons.  As of the date hereof, there are no officers, directors, employees or Affiliates of any Seller that are assisting, advising, affiliated with, participating with or otherwise associated with the Purchaser or any Affiliate of the Purchaser (including as current or prospective equity-holders or co-investors in or with the

Purchaser or its Affiliates) in connection with the Proposed Transaction by reason of any arrangement in place as of the date hereof, other than any assistance, advice, participation or association which results from ordinary course business contacts between the Purchaser and the Sellers and their respective officers, directors, employees or affiliates as a result of the contemplated sale of the Business.

SECTION 5.7                 Broker’s or Finder’s Fees.  Neither the Purchaser nor any of its Affiliates has authorized any Person to act as broker, finder, banker, consultant, intermediary or in any other similar capacity which would entitle such Person to any investment banking, brokerage, finder’s or similar fee in connection with the transactions contemplated by this Agreement or any of the other Acquisition Documents, except where any fee or payment due such persons would be solely the obligation of the Purchaser or its Affiliates.

ARTICLE VI

COVENANTS OF THE SELLERS

The Sellers hereby covenant and agree that,  subject to the orders and direction of the Bankruptcy Court and except as otherwise consented to in writing by the Purchaser or as otherwise contemplated by this Agreement, from and after the Execution Date until the Closing:

SECTION 6.1                 Bankruptcy Court Filings.  From and after the date hereof and until the earlier of the consummation of the Proposed Transaction and the termination of this Agreement pursuant to its terms, the Sellers and their attorneys and other advisors shall cooperate with the Purchaser, and keep the Purchaser and its attorneys reasonably apprised of all matters with respect to the Bankruptcy Case, including without limitation, by providing the Purchaser and its attorneys with a copy of any substantive motion or other pleadings or filings to be made with the Bankruptcy Court with respect to, or related to, the Proposed Transaction (including without limitation, a reasonable opportunity to review and comment on the same).

SECTION 6.2                 Satisfaction of Conditions.  From and after the date hereof until the Closing Date, each Seller will, and will use its reasonable best efforts to cause each of its Affiliates to, use its reasonable best efforts to perform, comply with and fulfill all obligations, agreements, covenants and conditions required by this Agreement to be performed, complied with or fulfilled by any of them prior to or as of the Closing Date.

ARTICLE VII

COVENANTS OF THE PURCHASER

The Purchaser hereby covenants and agrees that, except as otherwise consented to in writing by the Sellers, from and after the Execution Date until the Closing:

SECTION 7.1                 No Interference with Bankruptcy Case.  So long as the Sale Procedures Motion or the Sale Approval Motion shall be pending and the Purchaser has not terminated this Agreement pursuant to Section 12.1, the Purchaser shall not acquire whether directly or indirectly any Claim against or Liability of the Sellers nor cooperate with, induce or support any entity (other than the Sellers) in the acquisition of any Claim against or Liability of the Sellers, in the formation of a plan of reorganization in the Bankruptcy Case, in the objection to the Sale Procedures Motion or the Sale Approval Motion, or in seeking the appointment of a

Chapter 11 trustee or examiner or the conversion of the Bankruptcy Case to a case under Chapter 7 of the Bankruptcy Code.

SECTION 7.2                 Satisfaction of Conditions.  From and after the date hereof until the Closing Date, the Purchaser will, and will use its reasonable best efforts to cause each of its Affiliates to, use its reasonable best efforts to perform, comply with and fulfill all obligations, agreements, covenants and conditions required by this Agreement to be performed, complied with or fulfilled by any of them prior to or as of the Closing Date.

ARTICLE VIII

INTENTIONALLY DELETED

ARTICLE IX

CONDITIONS PRECEDENT TO THE PURCHASER’S OBLIGATIONS

The obligations of the Purchaser to purchase and accept transfer and delivery of the Transferred Assets are subject to the satisfaction on or, where appropriate, prior to, the Closing Date, of the following conditions, except to the extent that any such condition may have been waived in writing by the Purchaser on or prior to the Closing Date:

SECTION 9.1                 Representations and Warranties.  The representations and warranties of the Sellers contained in Article IV of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), except, in each case, where the failure of such representations and warranties to be true and correct would not result in a Material Adverse Change.

SECTION 9.2                 Performance.  The Sellers shall have performed and complied in all material respects with the covenants and obligations required by this Agreement to be performed or complied with by the Sellers at or prior to the Closing Date.

SECTION 9.3                 No Order.  No order, statute, rule, regulation, executive order, injunction, stay, decree, directive, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Authority that would (i) prevent the consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, nor shall any such injunction, judgment, order, decree, ruling or charge be in effect.  No Action shall be pending before any Governmental Authority or before any arbitral body wherein an unfavorable injunction, judgment, order, decree, ruling, directive or charge would (x) prevent consummation of any of the transactions contemplated by this Agreement or (y) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

SECTION 9.4                 Bankruptcy Court Orders.  The Sale Approval Order shall have been entered and shall be in full force and effect on the Closing Date; provided that approval by the Bankruptcy Court of the following conditions shall not be a condition precedent to the Purchaser’s obligations to consummate the Proposed Transaction: (i) that certain Conclusion of Law set forth in Section II, Part E of the form Sale Approval Order, (ii) the first sentence of the ordering provision set forth in Section III, Part D of the form Sale Approval Order, (iii) the ordering provision set forth in Section III, Part E of the form Sale Approval Order, (iv) the ordering provision set forth in Section III, Part F of the form Sale Approval Order, (v) the last sentence of the ordering provision set forth in Section III, Part H of the form Sale Approval Order, (vi) the last sentence of the ordering provision set forth in Section III, Part L of the form Sale Approval Order, (vii) the ordering provision set forth in Section III, Part O of the form Sale Approval Order, (viii) the ordering provision set forth in Section III, Part P of the form Sale Approval Order and (ix) the ordering provision set forth in Section III, Part T of the form Sale Approval Order.

ARTICLE X

CONDITIONS PRECEDENT TO THE SELLERS’ OBLIGATIONS

The obligations of the Sellers to sell, transfer and deliver the Transferred Assets are subject to the satisfaction on or, where appropriate, prior to the Closing Date, of the following conditions, except to the extent that any such condition may have been waived in writing by the Sellers on or prior to the Closing Date:

SECTION 10.1               Representations and Warranties.  The representations and warranties of the Purchaser contained in Article V of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), except, in each case, where the failure of such representations and warranties to be true and correct would not adversely impact the Purchaser’s ability to perform its obligations under this Agreement.

SECTION 10.2               Performance.  The Purchaser shall have performed and complied in all material respects with the covenants and obligations required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing Date.

SECTION 10.3               No Order.  No order, statute, rule, regulation, executive order, injunction, stay, decree, directive, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Authority that would (i) prevent the consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, nor shall any such injunction, judgment, order, decree, ruling or charge be in effect.  No Action shall be pending before any Governmental Authority or before any arbitral body wherein an unfavorable injunction, judgment, order, decree, ruling, directive or charge would (x) prevent consummation of any of the transactions contemplated by this Agreement or (y) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

SECTION 10.4               Bankruptcy Court Orders.  The Sale Approval Order shall have been entered, provided that approval by the Bankruptcy Court of the following conditions shall not be a condition precedent to the Sellers’ obligations to consummate the Proposed Transaction: (i) that certain Conclusion of Law set forth in Section II, Part E of the form Sale Approval Order, (ii) the first sentence of the ordering provision set forth in Section III, Part D of the form Sale Approval Order, (iii) the ordering provision set forth in Section III, Part E of the form Sale Approval Order, (iv) the ordering provision set forth in Section III, Part F of the form Sale Approval Order, (v) the last sentence of the ordering provision set forth in Section III, Part H of the form Sale Approval Order, (vi) the last sentence of the ordering provision set forth in Section III, Part L of the form Sale Approval Order, (vii) the ordering provision set forth in Section III, Part O of the form Sale Approval Order, (viii) the ordering provision set forth in Section III, Part P of the form Sale Approval Order and (ix) the ordering provision set forth in Section III, Part T of the form Sale Approval Order.

ARTICLE XI

COVENANTS AND AGREEMENTS SUBSEQUENT TO THE CLOSING

SECTION 11.1               Books and Records; Access.  After the Closing Date, the Purchaser shall not destroy or otherwise dispose of any original Books and Records in its possession as of the Closing Date relating to the Transferred Assets prior to the Closing or the Assumed Liabilities without first offering to surrender such Books and Records to the Sellers, upon ninety (90) days written notice and shall maintain such Books and Records in good condition in a reasonably accessible location.  In addition, after the Closing Date the Purchaser shall afford the Sellers and their representatives, successors and assigns, including, without limitation, any successor trustee or any other person created or appointed by the Bankruptcy Court pursuant to a plan of reorganization, reasonable access to their books, records, personnel, offices and other information with respect to the Transferred Assets that is necessary for the purpose of obtaining information related to the Bankruptcy Case, winding up the Bankruptcy Case, taxes and other reasonable business purposes and shall cooperate with Sellers with respect to such matters without cost or charge to the Sellers (except that the Sellers shall bear any out-of-pocket costs incurred in connection therewith).

SECTION 11.2               Further Assurances.  In addition to the actions, documents, files, pleadings and instruments specifically required to be taken or delivered by this Agreement or the other Acquisition Documents, whether on or before or from time to time after the Closing, and without further consideration, each party hereto shall make reasonable best efforts to, and shall use their reasonable best efforts to cause their respective Affiliates to, take such other actions, and execute and/or deliver such other documents, data, pleadings, files, information and instruments, as the other party hereto or its counsel may reasonably request in order to effectuate and perfect the transactions contemplated by this Agreement and the other Acquisition Documents, including without limitation, such actions as may be necessary to Transfer to the Purchaser and to place the Purchaser in possession or control of, all of the rights, properties, assets and businesses intended to be sold, Transferred, conveyed, assigned and delivered hereunder, or to assist in the collection of any and all such rights, properties and assets or to enable the Purchaser to exercise and enjoy all rights and benefits of the Sellers with respect thereto.

ARTICLE XII

TERMINATION

SECTION 12.1               Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)   by the mutual written consent of the Purchaser and the Sellers;

(b)   by the Purchaser upon written notice in the event of a material breach of any covenant or agreement to be performed or complied with by the Sellers, or in the event of a material breach of any representation or warranties of the Sellers, pursuant to the terms of this Agreement or any of the Acquisition Documents, which breach would result in a condition to Closing set forth in Article IX hereof becoming incapable of fulfillment or cure (which condition has not been waived by the Purchaser in writing) prior to the Drop Dead Date;

(c)   by the Sellers upon written notice in the event of a material breach of any covenant or agreement to be performed or complied with by the Purchaser, or in the event of a material breach of any representation or warranties of the Purchaser, pursuant to the terms of this Agreement or any of the Acquisition Documents, which breach would result in a condition to Closing set forth in Article X hereof becoming incapable of fulfillment or cure (which condition has not been waived by the Sellers in writing) prior to the Drop Dead Date;

(d)   by either the Purchaser or the Sellers if any Governmental Authority having competent jurisdiction shall have issued a final, non-appealable order, decree, ruling or injunction (other than a temporary restraining order), or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the other Acquisition Documents; provided, however, that the right to terminate this Agreement under this Section 12.1(d) shall not be available to any party who shall not have complied with its obligations, if any, under Articles VI, VII or VIII, as the case may be, to avoid the entry of such order, decree, ruling or injunction; and

(e)   by either the Sellers or the Purchaser if (i) the Bankruptcy Court has not entered the Sale Approval Order on or before May 9, 2003 or (ii) the Closing shall not have occurred on or before May 30, 2003 (the “Drop Dead Date”); provided, however, that the right to terminate this Agreement under this Section 12.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date (for purposes of this subsection (e) the failure or refusal by any party to provide any waiver that under the terms hereof may be given or withheld in such party’s discretion shall not be deemed a failure to fulfill any obligation under this Agreement).

SECTION 12.2               Effect of Termination.

(a)   In the event of the termination of this Agreement under Section 12.1, except with respect to this Section 12.2, Section 13.1, Section 13.2, Section 13.3, Section 13.4 and Sections 13.7 through 13.12 hereof, (i) this Agreement shall forthwith become void, and (ii) subject to the provisions of Section 12.2(b) below, there shall be no liability on the part of the Sellers, the Purchaser or any of their respective Representatives.

(b)   Notwithstanding the provisions of Section 12.2(a) above, if this Agreement is terminated pursuant to Section 12.1(b) or 12.1(c), this Section 12.2 shall not relieve the breaching party from Liabilities to the non-breaching party(ies) arising from any breach of this Agreement.

(c)   The Purchaser and a Representative of Seller shall issue joint written instructions to the Escrow Agent to deliver, by wire transfer of available funds to an account or accounts designated by the Sellers, the Purchase Price.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1               Public Announcements.  Other than oral statements made in the Bankruptcy Court, the Purchaser and the Sellers shall consult with each other before issuing any press release or making any public statement or other public communication with respect to this Agreement or the Proposed Transaction (including any written statements made in the Bankruptcy Court or in pleadings filed therein relating to this Agreement or the Proposed Transaction).  The Purchaser and the Sellers shall not issue any such press release or make any such public statement or public communication without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, with the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), issue such press release or make such public statement as may, upon the advice of counsel, be required by applicable Law, any Governmental Authority with competent jurisdiction or any listing agreement with any national securities exchange, so long as the other party is given an opportunity to review and comment on any such press release or public statement.  Notwithstanding any provision to the contrary in this Agreement, the Sellers or the Purchaser may disclose the existence, terms and conditions and a copy of this Agreement or any other Acquisition Document to the Bankruptcy Court, to any Representative of the Sellers or the Purchaser and to other Persons as permitted by Section 6.1 hereof.

SECTION 13.2               Amendment; Waiver.  Neither this Agreement, nor any of the terms or provisions hereof, may be amended, modified, supplemented or waived except by a written instrument signed by all of the parties hereto (or, in the case of a waiver, by the party granting such waiver).  No waiver of any of the terms or provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other term or provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.  No failure of a party hereto to insist upon strict compliance by another party hereto with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  Whenever this Agreement requires or permits consent by or on behalf of a party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 13.2.

SECTION 13.3               No Survival of Representations and Warranties.  The representations and warranties of the Sellers set forth in Article IV hereof and the Purchaser set forth in Article V hereof shall not survive the Closing.

SECTION 13.4               Fees and Expenses.  Except as otherwise expressly provided in this Agreement, each of the parties hereto shall bear and pay all fees, costs and expenses incurred by it or any of its Affiliates in connection with the origin, preparation, negotiation, execution and delivery of this Agreement and the other Acquisition Documents and the transactions contemplated hereby or thereby (whether or not such transactions are consummated) and the performance of their respective obligations under this Agreement, including, without limitation, any fees, expenses or commissions of any of its Representatives, none of which shall be included in the Assumed Liabilities.

SECTION 13.5               Notices.

(a)   All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and mailed or facsimiled or delivered by hand or courier service:

(i)

If to the Sellers, to:

divine, inc. 4225 Naperville Road Lisle, IL 60532 Fax: (630) 699-7501 Attention: Jude Sullivan, General Counsel

With a copy, which shall not constitute notice, to:

Latham & Watkins Illinois LLC 233 S. Wacker Drive, Suite 5800 Chicago, IL 60606 Fax: (312) 993-9767 Attention: Mark D. Gerstein

and

Casas, Benjamin & White LLC 5215 Old Orchard Road, Suite 850 Skokie, IL 60077 Fax: (847) 583-1719 Attention: Edward R. Casas and Neil Luria

(ii)

If to the Purchaser, to:

c/o Saratoga Partners IV, L.P. 535 Madison Avenue New York, NY 10022 Fax: (212) 750-3343 Attention: Richard Petrocelli

With a copy, which shall not constitute notice, to:

Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 Fax: (212) 269-5420 Attention: Richard Farley

(b)   All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 13.5 (i) if delivered personally against proper receipt or by confirmed facsimile transmission shall be effective upon delivery and (ii) if delivered (A) by certified or registered mail with postage prepaid shall be effective five (5)  Business Days or (B) by Federal Express or similar courier service with courier fees paid by the sender, shall be effective two (2) Business Days following the date when mailed or couriered, as the case may be.  Any party hereto may from time to time change its address for the purpose of notices to such party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

SECTION 13.6               Assignment.  This Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Prior to the Effective Time, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Sellers or the Purchaser; provided the Purchaser may assign any of its rights, interests or obligations to any of its Affiliates.  Any assignment made in contravention of the terms of this Section 13.6 shall be void ab initio.

SECTION 13.7               Governing Law; Consent to Jurisdiction.

(a)   This Agreement and the legal relations among the parties hereto shall be governed by and interpreted in accordance with, the laws of the State of Illinois applicable to agreements made and to be performed entirely within such State.

(b)   Until the entry of an order either closing or dismissing the Bankruptcy Case, each party hereto (i) irrevocably elects as the sole judicial forum for the adjudication of any matters arising under or in connection with the Agreement, and consent to the exclusive jurisdiction of, the Bankruptcy Court; (ii) expressly waives any defense or objection to jurisdiction or venue based on the doctrine of forum non-conveniens; and (iii) stipulates that the Bankruptcy Court shall have in personam jurisdiction and venue over such party.

(c)   After the entry of an order either closing or dismissing the Bankruptcy Case, each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of any Illinois state or federal court sitting or located in Cook County, Illinois (an “Illinois Court”) in any Action arising out of or relating to this Agreement or the other Acquisition Documents, and each such party hereby irrevocably agrees that all claims in respect of such Action shall be heard and determined in such Illinois Court.  Each party, to the extent permitted by applicable Laws, hereby expressly waives any defense or objection to jurisdiction or venue based on the doctrine of forum non conveniens, and stipulates that any Illinois Court shall have in personam jurisdiction and venue over such party for the purpose of litigating any dispute or controversy between the parties arising out of or related to this Agreement or the other Acquisition Documents.  In the event any party shall commence or maintain any Action arising out of or related to this Agreement in a forum other than an Illinois Court, the other party shall be entitled to request the dismissal or stay of such Action, and each such party stipulates for itself that such Action shall be dismissed or stayed.  To the extent that any party to this Agreement has or hereafter may acquire any immunity from jurisdiction of any Illinois Court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, each such party hereby irrevocably waives such immunity.

(d)   After the entry of an order either closing or dismissing the Bankruptcy Case, each party irrevocably consents to the service of process of any of the Illinois Courts in any such Action by any means permitted by the rules applicable in such Illinois Court including, if permissible, personal delivery of the copies thereof or by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it as its address specified in accordance with Section 13.5 above, such service to become effective upon the earlier of (i) the date ten (10) calendar days after such mailing or (ii) any earlier date permitted by applicable Law.

SECTION 13.8               WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER ACQUISITION DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER ACQUISITION AGREEMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.8.

SECTION 13.9               Entire Agreement.  This Agreement, the other Acquisition Documents and the Non-Disclosure Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, between the parties hereto, their respective Affiliates or any of the Representatives of any of them with respect thereto.  There are no agreements, covenants or undertakings with respect to the subject matter of this Agreement, the other Acquisition Documents and the Non-Disclosure Agreement other than those expressly set forth or referred to herein or therein and no representations or warranties of any kind or nature whatsoever, express or implied, are made or shall be deemed to be made herein by the parties hereto except those expressly made in this Agreement, the other Acquisition Documents and the Non-Disclosure Agreement.

SECTION 13.10             Severability.  Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and/or provision hereof.  In the event that any term or provision of this Agreement shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision hereof, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein.  Moreover, if any term or provision of this Agreement shall for any reason be held to be excessively broad as to time, duration, activity, scope or subject, the parties request that it be construed, by limiting and reducing it, so as to be enforceable to the fullest extent permitted under applicable Law.

SECTION 13.11             No Third Party Beneficiaries.  Except as and to the extent otherwise provided herein, nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any Person other than the parties hereto and their respective successors and permitted assigns.

SECTION 13.12             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

SELLERS:

divine, inc.
Air Divine, Inc.
Data Return Corporation
databites, inc.
Denali, Inc.
divine Global Services, Inc.
divine international, inc.
divine interVentures, Inc.
divine Ireland, Inc.
divine Managed Services, Inc.
divine software, inc.
divine Synchrony Communications, Inc.
divine/Emicom, Inc.
eprise Corporation
Eprise Securities Corp.
eShare Communications, Inc.
Folio Corporation
Futuretense Corporation
Global Recall, Inc.
iCentral, Inc.
Inventions, Inc.
LOTN, Inc.
Melita Finance, Inc.
Melita Intellectual Property, Inc.
Open Market Securities Corporation
Open Market, Inc.
Opinionware.com, Inc.
Perceptual Robotics, Inc.
Retrieval Technologies, Inc.
RWT Corporation
SafeMaker (Europe), Inc.
SageMaker, Inc.
SM2 Holding Corp.
smallwonders software!, inc.
SM1 Holding Corp.
Softmetric, Inc.
Venture Capital Unlimited Acquisition Sub, Inc.
Viant Corporation
Waypoint Software Corporation

By:	/s/ Jude M. Sullivan
Name:
Title:

divine technology ventures By: divine, inc., its general partner

By:	/s/ Jude M. Sullivan
Name:
Title:

PURCHASER

Saratoga DMS LLC a Delaware limited liability company

By:	/s/ Richard A. Petrocelli
Name:
Title:

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit A	Transferred Assets
Exhibit B	Form of Assignment of Patents
Exhibit C	Form of Bill of Sale
Exhibit D	Form of Sale Approval Order

Schedules

Schedule 4.1	Good Standing Exceptions
Schedule 4.4	Actions
Schedule 4.5	Compliance with Laws
Schedule 4.6	Title to Property
Schedule 4.7	Seller Approvals
Schedule 4.8	Broker’s or Finder’s Fees
Schedule 5.4	Buyer Approvals

EXHIBIT A

TRANSFERRED ASSETS

Patent Application No.	Title	Status	Jurisdiction
5,715,314	Network Sales System	Issued	US
5,909,492	Network Sales System	Issued	US
6,449,599	Network Sales System	Issued	US
69525374.5	Network Sales System	Issued	Germany
0803105	Network Sales System	Issued	EPO
01110827.1	Network Sales System	Published	EPO
01110826.3	Network Sales System	Published	EPO
01110825.5	Network Sales System	Published	EPO
0803105	Network Sales System	Issued	France
0803105	Network Sales System	Issued	UK
8-514123	Network Sales System	Pending	Japan
0803105	Network Sales System	Issued	Netherlands
PCT/US95/13723	Network Sales System	Nat Phase	WIPO

•                  The Transact product.

Books and Records (as defined in the Agreement) related thereto.

EXHIBIT B

ASSIGNMENT

WHEREAS, divine, inc., a Delaware corporation and certain of its domestic subsidiaries having a place of business at [           ], hereinafter referred to as ASSIGNORS, are the owner of the patents and patent applications as set forth in Attachment A (collectively, “the Patents and Patent Applications”) and the inventions covered by the Patents and Patent Applications (the “Inventions”); and

WHEREAS, Saratoga DMS, LLC, a                       limited liability company, having a place of business at [             ], hereinafter referred to as ASSIGNEE, is desirous of acquiring the entire, right, title, and interest of ASSIGNORS in, to and under the Patents and Patent Applications and Inventions:

NOW THEREFORE, be it known that for certain good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, ASSIGNORS do sell, assign and transfer to ASSIGNEE, its successors, legal representatives and assigns, all of ASSIGNORs’ right, title and interest in the Patents and Patent Applications and Inventions for the territories of the United States of America and foreign countries including, but not limited to, all continuation, divisional, continuation-in-part and reissue applications, all patents and patent applications in foreign countries, all applications pursuant to the Patent Cooperation Treaty, all applications for extension filed or to be filed for the Inventions, and all letters patent, invention registrations, utility models, extensions or reissues and other patent rights, obtained for the Inventions in the United States or any other country, absolutely and forever without limitations and to the full end of the term for which the Patent is granted, the same to be held by ASSIGNEE, its successors and assigns, as fully and entirely as the same would have been held by the ASSIGNORS had this sale, assignment and transfer to ASSIGNEE not been made;  and

ASSIGNORS do hereby also sell, assign, transfer and set over, unto ASSIGNEE, its successors, legal representatives and assigns, all claims for damages by reason of past infringement of the Patents with the right to sue for and collect the same for its own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives; and

ASSIGNORS HEREBY authorize and request the Commissioner of Patents and Trademarks of the United States, and any Official of any country or countries foreign to the United States whose duty it is to issue patents on applications as aforesaid, to record the Patents and Patent Applications as the property of ASSIGNEE, its successors, legal representatives and assigns, and to issue all patents for the inventions to ASSIGNEE, its successors, legal representatives and assigns, in accordance with the terms of this instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day indicated hereunder.

[Signature Page Follows]

[divine, inc.]

By:

Name:

Title:

Date:

State of	)

)SS.

County of	)

On this            day of                  , 2003, before me, a Notary Public in and for said County and State, personally appeared                                                , known to me to be the person whose name is subscribed to in the foregoing instrument, and acknowledged to me that he/she, being authorized to do so, executed the foregoing instrument for the purposes and considerations therein expressed.

Notary Public

ATTACHMENT A

Patent Application No.	Title	Status	Jurisdiction
5,715,314	Network Sales System	Issued	US
5,909,492	Network Sales System	Issued	US
6,449,599	Network Sales System	Issued	US
69525374.5	Network Sales System	Issued	Germany
0803105	Network Sales System	Issued	EPO
01110827.1	Network Sales System	Published	EPO
01110826.3	Network Sales System	Published	EPO
01110825.5	Network Sales System	Published	EPO
0803105	Network Sales System	Issued	France
0803105	Network Sales System	Issued	UK
8-514123	Network Sales System	Pending	Japan
0803105	Network Sales System	Issued	Netherlands
PCT/US95/13723	Network Sales System	Nat Phase	WIPO

EXHIBIT C

FORM OF

BILL OF SALE

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, divine, inc., a Delaware corporation (“Parent”) and certain domestic subsidiaries set forth on the signature pages hereto (“Subsidiaries” and together with Parent, the “Sellers”), do hereby grant, bargain, transfer, sell, assign, convey and deliver to Saratoga DMS LLC, a Delaware limited liability company (the “Purchaser”), all right, title and interest in and to the Transferred Assets as such term is defined in the Asset Purchase Agreement, dated as of May 6, 2003 (the “Asset Purchase Agreement”), by and among Sellers and Purchaser.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

This Bill of Sale is being executed and delivered by Sellers as of the       day of             , 2003 pursuant to the terms of the Asset Purchase Agreement.

[Signature Page Follows]

Executed this        day of               , 2003.

SELLERS:

divine, inc.
Air Divine, Inc.
Data Return Corporation
databites, inc.
Denali, Inc.
divine Global Services, Inc.
divine international, inc.
divine interVentures, Inc.
divine Ireland, Inc.
divine Managed Services, Inc.
divine software, inc.
divine Synchrony Communications, Inc.
divine/Emicom, Inc.
eprise Corporation
Eprise Securities Corp.
eShare Communications, Inc.
Folio Corporation
Futuretense Corporation
Global Recall, Inc.
iCentral, Inc.
Inventions, Inc.
LOTN, Inc.
Melita Finance, Inc.
Melita Intellectual Property, Inc.
Open Market Securities Corporation
Open Market, Inc.
Opinionware.com, Inc.
Perceptual Robotics, Inc.
Retrieval Technologies, Inc.
RWT Corporation
SafeMaker (Europe), Inc.
SageMaker, Inc.
SM2 Holding Corp.
smallwonders software!, inc.
SM1 Holding Corp.
Softmetric, Inc.
Venture Capital Unlimited Acquisition Sub, Inc.
Viant Corporation
Waypoint Software Corporation

By:
Name:
Title:

S-1

divine technology ventures By: divine, inc., its general partner

By:
Name:
Title:

EXHIBIT D

FORM OF SALE APPROVAL ORDER

SEE ATTACHED

[Omitted]